EXHIBIT 99.1

PTN - Palatin Announces $5 Million Registered Direct Offering

CRANBURY, N.J. , Oct. 23, 2023 /PRNewswire/ -- Palatin Technologies, Inc. (NYSE American: PTN) ("Palatin" or the "Company"), a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor system, today announced that it has entered into a definitive agreement with an institutional investor for the issuance and sale of an aggregate of 2,358,491 shares of its common stock (or common stock equivalents in lieu thereof), at a purchase price of $2.12 per share of common stock (or common stock equivalents in lieu thereof). Palatin has also agreed to issue in a private placement warrants to purchase up to an aggregate of 2,358,491 shares of common stock at an exercise price of $2.12 per share. The warrants will be issued upon receiving stockholder approval, or earlier if such approval is not necessary, will become exercisable on the six months anniversary of the closing date and will expire on the date that is five and a half years after the closing date.

H.C. Wainwright & Co. is acting as exclusive placement agent for the offering.

The closing of the offering is expected to occur on or about October 24, 2023, subject to the satisfaction of customary closing conditions. The gross proceeds from the offering are expected to be approximately $5 million. Palatin intends to use the net proceeds of this offering for general corporate purposes.

The securities described above (excluding the warrants and the shares of common stock underlying the warrants) are being offered by Palatin pursuant to a shelf registration statement on Form S-3 (File No. 333-262555) that was previously filed with the Securities and Exchange Commission ("SEC") on February 7, 2022 and subsequently declared effective on September 26, 2022. The securities are being offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying base prospectus relating to, and describing the terms of, the offering will be filed with the SEC and will be available on the SEC's website at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying base prospectus relating to the offering, when available, may also be obtained by contacting H.C. Wainwright & Co., LLC, at 430 Park Ave., New York, New York 10022, by telephone at (212) 856-5711, or by email at placements@hcwco.com.

The warrants described above will be issued in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Regulation D promulgated thereunder and, along with the shares of common stock underlying such warrants, will not be registered under the Securities Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock, upon issuance, may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Palatin

Palatin is a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor systems, with targeted, receptor-specific product candidates for the treatment of diseases with significant unmet medical need and commercial potential. Palatin's strategy is to develop products and then form marketing collaborations with industry leaders to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin's website at www.Palatin.com and follow Palatin on Twitter at @PalatinTech.

Forward-looking Statements

Statements in this press release that are not historical facts, including statements related to the timing and completion of the offering, the satisfaction of customary closing conditions related to the offering and the intended use of proceeds therefrom, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Forward-looking statements reflect the Company's current views with respect to future events and are based on assumptions and subject to known and unknown risks and uncertainties, which change over time, and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, without limitation, market and other conditions, the ability of the Company to satisfy all conditions precedent to the closing of the offering; the anticipated use of proceeds from the offering; results of clinical trials; regulatory actions by the FDA and other regulatory and the need for regulatory approvals; Palatin's ability to fund development of its technology and establish and successfully complete clinical trials; the length of time and cost required to complete clinical trials and submit applications for regulatory approvals; products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies; commercial acceptance of Palatin's products; and other factors discussed in Palatin's periodic filings with the SEC. All forward-looking statements included in this press release are made only as of the date of this press release. The Company assumes no obligation to update any written or oral forward-looking statement, whether as a result of new information, future events or otherwise unless required by law.

SOURCE Palatin Technologies, Inc.